UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, Placer Sierra Bancshares (the “Company”) completed a trust preferred securities transaction. In connection with the transaction, the Company established Placer Statutory Trust IV, a Delaware statutory trust, on November 28, 2006 (the “Trust”). The Trust issued and sold $25,000,000 aggregate principal amount of capital securities (the “Trust Preferred Securities”) in a private placement to institutional investors and issued $774,000 in fixed rate common securities (the “Common Securities”) to the Company. The Trust used the proceeds of these issuances to purchase $25,774,000 of the Company’s Junior Subordinated Debentures due December 15, 2036 (the “Debentures”).

The terms for the Trust Preferred Securities and the Debentures are essentially identical. Interest on the Debentures and distributions on the Trust Preferred Securities are payable quarterly in arrears on March 15, June 15, September 15, and December 15, commencing December 15, 2006, at a variable per annum rate equal to LIBOR (as defined in the indenture dated as of November 30, 2006 (“Indenture”) between the Company and LaSalle Bank National Association as debenture trustee) plus 1.62%, reset quarterly, and upon terms as more fully set forth in the Indenture. The Debentures are the sole assets of the Trust and are subordinate to the Company’s senior obligations.

The Debentures mature on December 15, 2036, are redeemable at the Company’s option (subject to approval from the Board of Governors of the Federal Reserve System) on any March 15, June 15, September 15 or December 15, commencing December 15, 2011, or sooner in certain specific events, including the event that the transaction is not eligible for Tier 1 capital. If the Company redeems any amount of the Junior Subordinated Debentures, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Debentures may be deferred at any time or from time-to-time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the deferral does not extend beyond maturity. If the Company elects to defer interest on the Debentures, or if a default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s common stock. The entire principal of the Debentures may become due and payable immediately if an event of default occurs.

The net proceeds to the Company from the sale of the Debentures to the Trust will be used by the Company to redeem existing trust preferred securities.

Concurrently with the issuance of the Debentures and the Trust Preferred Securities, the Company entered into a Guarantee Agreement dated November 30, 2006 between the Company and LaSalle Bank National Association under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust dated November 30, 2006 (the “Declaration”) among the Company, as sponsor, LaSalle Bank National Association, as institutional trustee and Christiana Bank & Trust Company, as Delaware Trustee.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities and

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the Guarantee Agreement. Copies of the Indenture, the Declaration, the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Preferred Securities and the Common Securities, which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

4.1	Indenture dated November 30, 2006 between Placer Sierra Bancshares and LaSalle Bank National Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated November 30, 2006 by and among Placer Sierra Bancshares, as sponsor, LaSalle Bank National Association, as institutional trustee, Christiana Bank & Trust Company, as Delaware trustee and David E. Hooston and Frank J. Mercardante, as administrators.

4.3	Guarantee Agreement dated November 30, 2006 between Placer Sierra Bancshares and LaSalle Bank National Association.

4.4	Junior Subordinated Debenture dated November 30, 2006 by Placer Sierra Bancshares in favor of LaSalle Bank National Association, as institutional trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLACER SIERRA BANCSHARES

Date: December 5, 2006	By:	/s/ David E. Hooston
David E. Hooston
Chief Financial Officer

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EXHIBIT INDEX

4.1	Indenture dated November 30, 2006 between Placer Sierra Bancshares and LaSalle Bank National Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated November 30, 2006 by and among Placer Sierra Bancshares, as sponsor, LaSalle Bank National Association, as institutional trustee, Christiana Bank & Trust Company, as Delaware trustee and David E. Hooston and Frank J. Mercardante, as administrators.

4.3	Guarantee Agreement dated November 30, 2006 between Placer Sierra Bancshares and LaSalle Bank National Association.

4.4	Junior Subordinated Debenture dated November 30, 2006 by Placer Sierra Bancshares in favor of LaSalle Bank National Association, as institutional trustee.

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